0UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)	June 30, 2017
MidSouth Bancorp, Inc.

(Exact name of registrant as specified in its charter)
Louisiana	1-11826	72-1020809
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
102 Versailles Boulevard, Lafayette, Louisiana		70501
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code 337-237-8343

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rile 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13 (a) of the Exchange Act. ☐

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Item 2.05. Costs Associated with Exit or Disposal Activities.
The information included in Item 8.01 regarding the branch closures is incorporated by reference into this Item 2.05.

Item 8.01. Other Events.
On June 30, 2017, MidSouth Bank, N.A. (“MidSouth Bank”), the banking subsidiary of MidSouth Bancorp, Inc. (the “Company”), notified the Office of the Comptroller of the Currency and the impacted customers and employees of its intention to close seven branch offices. The branches being closed are at the following locations: Jeanerette, River Ranch (Lafayette), Prospect (Houma), Cut-Off, and Super 1 (New Iberia) in Louisiana; White Rock (Dallas) and Veterans Memorial (Houston) in Texas.

The branch closures are expected to occur in September or October of this year, subject to applicable regulatory requirements. The affected branches are low traffic facilities and MidSouth Bank expects to fully serve the affected customers through its remaining branch network and electronic services.

As a result of the branch closures, the Company expects to record a total pre-tax charge of approximately $790,000, which will occur during the second quarter of 2017. This charge will consist of approximately $220,000 in cash costs associated with impacted employees and $570,000 in costs associated with market value adjustments recorded on two owned branch facilities, net of selling costs. Additional charges of approximately $777,000 associated with impairments of leasehold improvements, furniture and equipment and other net costs are expected to occur in the third or fourth quarter, depending upon the timing of the closures.

On June 30, 2017, MidSouth Bank also entered into a Branch Purchase and Assumption Agreement with Bank of Montgomery providing for the sale of two MidSouth Bank branch offices located in Alexandria, Louisiana, including approximately $28 million in deposits and approximately $18 million in loans associated with the offices. A charge of approximately $83,000 in cash costs associated with the impacted employees occurred during the second quarter of 2017. The completion of the branch sale is expected to occur in the fourth quarter of 2017, subject to receipt of regulatory approvals and the satisfaction of customary closing conditions.

The branch closures and divestures are in the interest of operational efficiency and are part of the Company’s previously disclosed strategic initiatives to improve the performance and overall condition of the Company.

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Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIDSOUTH BANCORP, INC.
Registrant
By:	/s/ James R. McLemore
James R. McLemore
President and Chief Executive Officer

Date:	July 5, 2017

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